Exhibit 99.1

FOR IMMEDIATE RELEASE

GROUP 1 AUTOMOTIVE TO PRESENT AT THE THIRTEENTH ANNUAL ICR XCHANGE CONFERENCE

HOUSTON, Jan. 5, 2011 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today announced that senior management will be presenting at the Thirteenth Annual ICR XChange Conference on Wednesday, Jan. 12, at the St. Regis Monarch Beach Resort & Spa in Dana Point, Calif. The presentation is scheduled to begin at 10:20 a.m. PT / 1:20 p.m. ET.

Presentation slides and a live audio webcast will be accessible through Group 1’s website at www.group1auto.com, then click on ‘Investor Relations’ and then ‘Events’ or through this link: http://www.group1corp.com/news/events.aspx.

About Group 1 Automotive, Inc.
Group 1 owns and operates 101 automotive dealerships, 137 franchises, and 25 collision service centers in the United States and the United Kingdom that offer 32 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Kim Paper Canning, Manager, Investor Relations | Group 1 Automotive Inc. | 713-647-5741 | kpaper@group1auto.com

Media contacts:
Pete DeLongchamps, Vice President, Manufacturer Relations and Public Affairs | Group 1 Automotive Inc. | 713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods, Pierpont Communications, Inc. | 713-627-2223 | cwoods@piercom.com